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                                                                     EXHIBIT 5.1

                                  May 20, 2004

Quinton Cardiology Systems, Inc.
3303 Monte Villa Parkway
Bothell, Washington  98021

               RE:    REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

         We have acted as counsel to you in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") by Quinton Cardiology Systems, Inc., a Delaware corporation (the "Company"), with respect to the issuance and sale in an underwritten public offering, of (i) up to 1,605,976 shares of the Company's common stock, par value $.001 per share (the "Company Shares"), (ii) up to 1,394,024 shares of the Company's common stock by a current stockholder of the Company (the "Selling Stockholder Shares") and (iii) up to an additional 450,000 shares which may be sold by the Company pursuant to the Underwriting Agreement (as defined below), pursuant to the exercise of an over-allotment option (the "Over-Allotment Shares," and together with the Company Shares and the Selling Stockholder Shares, the "Shares"). The Shares are to be sold pursuant to the terms of an underwriting agreement ("Underwriting Agreement"), which is an exhibit to the Registration Statement, among you, the selling stockholder and the underwriters named therein.

         We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for the purposes of this opinion. In such examination, we have assumed the following:
(i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; and (iii) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed. Based upon the foregoing, we are of the opinion that the Selling Stockholder Shares are duly authorized, validly issued, fully paid and nonassessable and upon the happening of the following events:

         (a)      the continued effectiveness of the Registration Statement,

         (b) due execution by the Company and registration by its registrar of the Company Shares,



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May 20, 2004
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         (c)      the offering and sale of the Company Shares, as contemplated by the Registration Statement and any amendments thereto and in accordance with the Underwriting Agreement, and

         (d) receipt by the Company of the consideration required for the Company Shares to be sold by the Company as contemplated by the Registration Statement and any amendments thereto,

the Company Shares will be duly authorized, validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto, including any and all post-effective amendments, and any registration statement relating to the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to the reference to our firm in the prospectus of the Registration Statement under the heading "Legal Matters." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                               Very truly yours,

                                               /s/ PERKINS COIE LLP